Exhibit 23.5
March 7, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas, USA
77056
Dear Sirs/Mesdames:
RE:	LETTER OF CONSENT
As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161 and 333-169651) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814 and 333-171168) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of NuLoch Resources Inc. as of December 31, 2010, and to the inclusion of such report in this Current Report on Form 8-K. We also consent to the references to our firm contained in this Current Report and in the Prospectus and Prospectus Supplements relating to the Registration Statements listed above.
Yours truly,
AJM Petroleum Consultants
Douglas S. Ashton, P. Eng.
Vice President Engineering
Calgary, Alberta, Canada
/epm

East Tower, Fifth Avenue Place 6th Floor, 425 — 1st Street S.W. Calgary, Alberta, Canada T2P 3L8 phone 403.648.3200 fax 403.265.0862 web www.ajmpetroleumconsultants.com